Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-9798, No. 333-74414 and No. 333-103923) pertaining to the BP Employee Savings Plan of BP p.l.c. of our report dated June 17, 2004, with respect to the financial statements and schedules of the BP Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

Chicago, Illinois

June 25, 2004                                              Ernst & Young LLP